UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2016, Greg S. Garfield, a member of Class I of the Board of Directors of Semler Scientific, Inc. (the “Board”), notified the Board of his resignation from the Board, including from its Compensation Committee and Nominating Committee, effective as of October 12, 2016. Mr. Garfield’s decision to resign did not involve any disagreement with Semler Scientific, Inc., its management or the Board.

The Board accepted Mr. Garfield’s resignation and in connection therewith, effective October 13, 2016, reduced the size of the Board from eight to seven members, and the size of Class I from three to two members. The Board also appointed, upon the recommendation of the sole remaining member of the Nominating Committee, current director, Dr. Abbie Leibowitz, to fill the vacancies on the Compensation Committee and Nominating Committee created by Mr. Garfield’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer

Date: October 14, 2016